UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2013

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events

On December 20, 2013, Lower Mount Bethel Energy, LLC ("LMBE"), an indirect wholly owned subsidiary of PPL Energy Supply, LLC, acquired (the "Acquisition") the LMB Energy Power Project ("Project"), an approximately 600 megawatt net combined-cycle, gas-fired electricity generating facility located in Lower Mount Bethel, Pennsylvania.  LMBE had been leasing the Project pursuant to that certain Lease Agreement, dated as of December 21, 2001, as amended by Amendment No. 1 thereto, dated as of September 16, 2002, between LMB Funding, Limited Partnership and LMBE (the "Lease"), and the Acquisition was made pursuant to the Lease at the expiration of the lease term.  The purchase price for the Acquisition was approximately $455 million plus associated expenses, as provided in the Lease.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 -
Lease Agreement, dated as of December 21, 2001, between LMB Funding, Limited Partnership and Lower Mount Bethel Energy, LLC (Exhibit 10(n) to the PPL Energy Supply, LLC Form 10-K Report (File No. 333-74794) for the year ended December 31, 2003).

10.2 -
Amendment No.1 to Lease Agreement, dated as of September 16, 2002, between LMB Funding, Limited Partnership and Lower Mount Bethel Energy, LLC (Exhibit 10(n)-1 to the PPL Energy Supply, LLC Form 10-K Report (File no. 333-74794) for the year ended December 31, 2003).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  December 20, 2013